Exhibit 99.1

Zosano Appoints Kenneth Greathouse to Board of Directors

October 4, 2017

FREMONT, California—(BUSINESS WIRE)—Zosano Pharma Corporation (NASDAQ:ZSAN) (“Zosano” or the “Company”) a clinical-stage biopharmaceutical company focused on providing rapid systemic administration of therapeutics to patients using our proprietary ADAM technology, announced today that Mr. Kenneth R. Greathouse has been appointed to the Board of Directors.

“We are pleased to have Ken joining us at such an important stage for the Company,” commented John Walker, Chief Executive Officer and Chairman of the Board. “Ken’s commercial experience in the field of neurology will provide Zosano with leadership and insight as we progress M207 towards the market.”

“I am pleased to join the Board,” commented Mr. Greathouse. “I look forward to working with the management team and Board as our lead program progresses towards an NDA filing and, if approved, towards commercialization.”

Kenneth R. Greathouse is a seasoned pharmaceutical executive with over 40 years of experience in sales, marketing, business development and commercial operations. He is the co-founder of several successful drug development companies, including Manchester Pharmaceuticals which was sold to Retrophin Inc. in 2014. He began his career with Lederle Laboratories where for over 18 years he held a number of sales and marketing positions of increasing responsibility. He joined Athena Neurosciences in 1993 and continued with Elan Pharmaceuticals after the acquisition of Athena. After a two year tenure at Boron LePore and Associates as Vice President and General Manager of Contract Sales, he joined Questcor as Senior Vice President, Commercial Operations. Since leaving Questcor, Mr. Greathouse has co-founded and served as CEO of Argent Development Group LLC, Melbourne Laboratories LLC, Valcrest Pharmaceuticals LLC, and Hesperian BioPharma LLC, in addition to Manchester Pharmaceuticals LLC.

About Zosano Pharma

Zosano Pharma Corporation is a clinical stage biopharmaceutical company focused on providing rapid systemic administration of therapeutics to patients using our proprietary Adhesive Dermally-Applied Microarray, or ADAM technology. The Company recently announced positive results from our ZOTRIP study that evaluated M207, which is our proprietary formulation of zolmitriptan delivered via our ADAM technology, as an acute treatment for migraine. Zosano is focused on developing products where rapid administration of established molecules with known safety and efficacy profiles provides an increased benefit to patients, for markets where patients remain underserved by existing therapies. The Company anticipates that many of its current and future development programs may enable the Company to utilize a regulatory pathway that would streamline clinical development and accelerate the path towards commercialization. Learn more at www.zosanopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the timing of expected clinical development milestones, sufficiency of our capital resources and need for future funding and other future events and expectations. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contact:

Georgia Erbez

Chief Business Officer and

Chief Financial Officer

510-745-1200